Exhibit 4.3


                            INTERCREDITOR AGREEMENT

     This INTERCREDITOR AGREEMENT, dated as of April 23, 2004, is among CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch ("CSFB"), in its capacity as Administrative Agent under the Credit Agreement (as defined below) (in such capacity, the "Administrative Agent"), LAW DEBENTURE TRUST COMPANY OF NEW YORK, as trustee and collateral agent under the Indenture referred to below (in its capacity as collateral agent, the "Trustee"), MUELLER GROUP, INC., a Delaware corporation (the "Company") and each other Obligor (as defined below) party hereto.

                              W I T N E S S E T H:

     WHEREAS, the Company, proposes to enter into a Second Amended and Restated Credit Agreement, dated as of the Effective Date (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, the various financial institutions and other Persons from time to time party thereto as lenders (the "Lenders"), Credit Suisse First Boston, acting through its Cayman Island Branch, as Administrative Agent for the Lenders, and JPMorganChase Bank and Deutsche Bank Securities, Inc., as Syndication Agents for the Lenders, amending and restating in its entirety the Amended and Restated Credit Agreement, dated as of June 24, 2002 (as amended or otherwise modified prior to the Effective Date, the "Existing Credit Agreement"), among the Company, the various financial institutions and other Persons from time to time parties thereto as lenders, Bank One, NA, as the administrative agent for the lenders, CSFB, as the syndication agent for the lenders, and Bayerische Hypo-und Vereinsbank AG, New York Branch, as the documentation agent for the lenders;

     WHEREAS, the Company proposes to enter into an Indenture, dated as of the Effective Date (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture") with the Trustee governing the rights and duties of the Company under the second priority senior secured floating rate notes due 2011 issued by the Company in an aggregate principal amount of $100,000,000 (together with any additional notes issued under such Indenture, the "Notes");

     WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Administrative Agent (for itself and for the benefit of the Secured Parties), the Trustee (for itself and for the benefit of the Noteholders, as defined below) and the Obligors party hereto enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural form of the terms indicated) and capitalized terms defined in the Credit Agreement used (but not otherwise defined) herein shall have the meanings ascribed to them in the Credit Agreement:

     "Administrative Agent" means, in addition to the Administrative Agent defined in the preamble, the then acting agent for the Secured Parties under the Loan Documents and any successor thereto exercising substantially the same rights and powers.

     "Agreement" means this Intercreditor Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

     "Bankruptcy Code" means title 11 of the United States Code (11 U.S.C. 101 et seq.), as in effect from time to time and any successor statute.

     "Common Collateral" means all of the assets of the Obligors constituting both Lender Collateral and Noteholder Collateral.

     "Company" is defined in the preamble.

     "Comparable Noteholder Collateral Document" means, in relation to any Common Collateral subject to any Obligor Pledge Agreement, that Noteholder Collateral Document which creates a security interest in the same Common Collateral, granted by the same Obligor, as applicable.

     "Credit Agreement" is defined in the first recital; provided that (i) the term Credit Agreement shall (x) also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent or agents or other lenders, whether provided under the original Credit Agreement or any other credit or other agreement or indenture and whether entered into concurrently with or subsequent to the termination of the prior Credit Agreement); provided that any such renewal, extension, refunding, restructuring, replacement or refinancing does not increase the principal amount thereof beyond the limit set forth in the Indenture or any other Noteholder Document and (y) exclude the Notes and other Noteholder Documents and (ii) if at any time a Discharge of Lender Claims occurs with respect to the Credit Agreement (without giving effect to Section 5.6), then, to the extent provided in Section 5.6, the term "Credit Agreement" shall mean the Future First-Lien Credit Facility designated by the Company in accordance with the terms of such section. The Credit Agreement, as in effect on the Effective Date, is attached hereto as Annex A.

     "Discharge of Lender Claims" means, except to the extent otherwise provided in Sections 5.6 and 6.5, the payment in full in cash of all Obligations, the expiration, termination or cash collateralization of all Letters of Credit, pursuant (for purposes of cash collateralization) to the terms thereof and the Credit Agreement and any Future First-Lien Credit Facility, the termination of all commitments to extend credit under the Credit Agreement and any Future First-Lien Credit Facility and all Rate Protection Agreements and the payment in full in cash of all other Lender Claims, other than those that constitute Unasserted Contingent Obligations.

         "Effective Date" means April 23, 2004.


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     "Existing Credit Agreement" is defined in the first recital.

     "Future First-Lien Credit Facility" shall mean the Credit Agreement and any Credit Facility (as defined in the Indenture or any other Noteholder Document) that is designated by the Company as a "Credit Facility" which is permitted to be secured by a first lien on the Common Collateral for purposes of the Indenture or any other Noteholder Document; provided that the Secured Parties under any Credit Agreement then in effect have consented to such designation.

     "Indenture" is defined in the second recital.

     "Insolvency or Liquidation Proceeding" means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Obligor as a debtor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Obligor as a debtor or with respect to any substantial part its assets, (c) any liquidation, dissolution, reorganization or winding up of any Obligor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Obligor.

     "Lender Claims" means (a) all Indebtedness outstanding under one or more of the Loan Documents or the Future First-Lien Credit Facilities and (b) all other Obligations (as defined in the Credit Agreement or any Future First-Lien Facility), in each case including all claims under the Loan Documents for interest, fees, expense reimbursements, indemnification and other similar claims. Lender Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the applicable Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Lender Claims (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the Obligation (as defined in the Credit Agreement or any Future First-Lien Facility) or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

     "Lender Collateral" means any of the assets of the Obligors (as defined in the Credit Agreement) whether real, personal or mixed, in which the Secured Parties or any of them now or hereafter holds a Lien as security for any Lender Claim (regardless of the effect of the application of any laws relating to fraudulent transfers or conveyances).

     "Lender Liens" means Liens on Common Collateral or Lender Collateral in favor of the Administrative Agent on behalf of the Secured Parties created as collateral security for the Lender Claims.

     "Loan Documents" means the Credit Agreement, the Loan Documents (as defined in the Credit Agreement), and all documents and instruments evidencing any obligation under any Future First-Lien Credit Facility, and any other related document or instrument executed or


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delivered pursuant to any Loan Document or Future First-Lien Credit Facility at
any time or otherwise evidencing any Lender Claims, as any such document or instrument may from time to time be amended, supplemented, amended and restated or otherwise modified from time to time; provided that any such modification does not increase the principal amount thereof beyond the limit set forth in the Indenture or any other Noteholder Document.

     "Noteholder Claims" means all Indebtedness, Obligations and other liabilities (contingent or otherwise) arising under or with respect to the Noteholder Documents or any of them.

     "Noteholder Collateral" means any of the assets of the Obligors, whether real, personal or mixed, in which the Noteholders or the Trustee or any of them now or hereafter holds a Lien as security for any Noteholder Claim (regardless of the effect of the application of any laws relating to fraudulent transfers or conveyances).

     "Noteholder Collateral Documents" means, collectively, the Noteholder Security Agreements, and any document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise pursuant to which a Lien is granted by an Obligor to secure the Noteholder Claims or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Noteholder Documents" means, collectively, the Indenture, the Notes, the Noteholder Collateral Documents, any other Permitted Senior Secured Debt Documents, and any other related document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise evidencing any Noteholder Claims, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Noteholders" means the Persons holding Noteholder Claims, including, without limitation, holders of Permitted Senior Secured Debt.

     "Noteholder Security Agreements" means (i) the Issuer Pledge and Security Agreement, dated as of the Effective Date, between the Company and the Trustee and (ii) the Subsidiary Pledge and Security Agreement dated as of the Effective Date among the Obligors (other than the Company) and the Trustee, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Notes" is defined in the second recital.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including, with respect to the Lender Claims, "Obligations" (as defined in the Credit Agreement) and any obligation to post cash collateral in respect of letters of credit and any other obligations).

     "Obligor Pledge Agreements" means the Borrower Pledge and Security Agreement, the Subsidiary Pledge and Security Agreement and any and all Mortgages.


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     "Obligors" means the Company and each of its Restricted Subsidiaries that grants a Lien on its property in favor of the Trustee.

     "Permitted Senior Secured Debt" means any Permitted Senior Debt that is secured by a Lien on the Common Collateral.

     "Permitted Senior Secured Debt Documents" means all Permitted Senior Debt Documents that relate to any Permitted Senior Secured Debt.

     "Pledged Collateral" means the certificated securities constituting "Collateral" (as defined in the Obligor Pledge Agreements), the "Intercompany Notes" (as defined in the Obligor Pledge Agreements), any other tangible property in the possession of the Administrative Agent (or its agents or bailees) in which a security interest is perfected by such possession or any investment property or deposit account as to which the Administrative Agent (or its agents or bailees) have control and in which a security interest is perfected by such control.

     "Recovery" shall have the meaning set forth in Section 6.5 hereof.

     "Required Lenders" shall mean, with respect to any amendment or modification of the Credit Agreement or Future First-Lien Facility, or any termination or waiver of any provision of the Credit Agreement or Future First-Lien Facility, or any consent or departure by the Company therefrom, those Secured Parties, the approval of which is required to approve such amendment or modification, termination or waiver or consent or departure.

     "Secured Parties" shall mean the "Secured Parties" (as defined in the Credit Agreement) and any other Persons holding Lender Claims, including the Administrative Agent.

     "Trustee" shall include, in addition to the Trustee defined in the preamble, (i) the then acting collateral agent under the Indenture and any successor thereto exercising substantially the same rights and powers and (ii) any representative of any then outstanding Noteholder Claims under any Permitted Senior Secured Debt Documents other than Noteholder Claims under the Indenture, the Notes and any other Noteholder Document related thereto.

     "Unasserted Contingent Obligations" shall mean, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under letters of credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

     SECTION 2. Lien Priorities.

     SECTION 2.1 Priority. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Trustee or the Noteholders on the Common Collateral or of any Liens granted to the Secured Parties on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law, the avoidance or setting aside of any Lien granted to the Secured Parties in the Common Collateral, or the Noteholder Documents or the


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Loan Documents or any other circumstance whatsoever, the Trustee, on behalf of itself and the Noteholders, hereby agrees that: (i) any Lien on the Common Collateral securing the Lender Claims now or hereafter held by the Secured Parties shall be first in priority to any Lien on the Common Collateral securing the Noteholder Claims; and (ii) any Lien on the Common Collateral now or hereafter held by the Trustee or the Noteholders regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be second in priority in all respects to all Liens on the Common Collateral securing the Lender Claims. All Liens on the Common Collateral securing the Lender Claims shall be and remain first in priority to all Liens on the Common Collateral securing the Noteholder Claims for all purposes, whether or not such Lender Liens are subordinated to any Lien securing any other obligation of any Obligor.

     SECTION 2.2 Prohibition on Contesting Liens. Each of the Trustee, for itself and on behalf of each Noteholder, and the Administrative Agent, for itself and on behalf of each other Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by the Secured Parties in the Lender Collateral or by the Noteholders in the Common Collateral, as the case may be.

     SECTION 2.3 No New Liens. So long as the Discharge of Lender Claims has not occurred, (a) the parties hereto agree that, (i) neither the Trustee nor any Noteholder shall acquire any security interest in and shall have no interest in (including following avoidance of any Lender Liens) any property, real or otherwise, of Holdings or any proceeds thereof and (ii) after the date hereof, if the Trustee shall hold any Lien on any assets of any Obligor securing the Noteholder Claims that are not also subject to the prior Lien of the Secured Parties under the Loan Documents, the Trustee will notify the Administrative Agent in writing and, upon demand by the Administrative Agent, shall, either release such Lien or assign it to the Secured Parties as security for the Lender Claims (unless the applicable Obligor shall promptly grant a similar Lien on such assets in favor of such Secured Parties and such lien shall be prior to the Lien of the Trustee on such assets) and (b) each Obligor agrees it will not grant, and the Company agrees it will not permit its Subsidiaries to grant, any Lien on any of its assets, in favor of the Trustee or the Noteholders unless such Obligor has granted a similar perfected prior Lien on such assets in favor of the Secured Parties.

     SECTION 3. Enforcement.

     SECTION 3.1 Exercise of Remedies. (a) So long as the Discharge of Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Obligor, (i) the Trustee and the Noteholders will not exercise or seek to exercise any rights or remedies (including by way of setoff) with respect to any Common Collateral, institute any action or proceeding with respect to such rights or remedies, including any action of foreclosure, or contest, protest or object to any foreclosure proceeding or action brought by the Administrative Agent or any other Secured Party, any exercise of any right under any control agreement in respect of a deposit account or securities entitlement constituting Common Collateral, or any bailee's letter or similar agreement or arrangement to which the Trustee or any Noteholder is a party, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the Loan Documents or otherwise, or object to the forbearance by the Secured Parties from bringing or pursuing any foreclosure proceeding or


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action or any other exercise of any rights or remedies relating to the Common
Collateral and (ii) the Administrative Agent and the other Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including by way of setoff and the right to credit bid their debt), refrain from enforcing or exercising remedies, and make determinations regarding release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of the Trustee or any Noteholder, all as if the Lien of the Trustee under the Noteholder Collateral Documents did not exist; provided that (A) in any Insolvency or Liquidation Proceeding commenced by or against any Obligor, the Trustee or any Noteholder may file a claim or statement of interest with respect to the Noteholder Claims, (B) the Trustee or any Noteholder may take any action not adverse to the Liens on the Common Collateral securing the Lender Claims in order to establish, preserve, perfect or protect its rights in the Common Collateral, (C) solely to the extent it would not prevent, restrict or otherwise limit any rights granted or created hereunder or under any Loan Document in favor of the Administrative Agent or any other Secured Party in respect of the Common Collateral, the Trustee or any Noteholder shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings made by any person objecting to or otherwise seeking the disallowance of the Noteholder Claims, including without limitation any claims secured by the Common Collateral, if any, in each case in accordance with the terms of this Agreement, or (D) the Trustee or any Noteholder shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under either the Bankruptcy Code or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement. In exercising rights and remedies with respect to the Common Collateral, the Administrative Agent or any other Secured Parties may enforce the provisions of the Loan Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the Administrative Agent and the other Secured Parties to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured party under the UCC of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

     (b) The Trustee, on behalf of itself and the Noteholders, agrees that it will not, in connection with the exercise of any right or remedy (including by way of setoff) with respect to any Common Collateral, take or receive any Common Collateral or any proceeds of Common Collateral unless and until the Discharge of Lender Claims has occurred. In the event any such proceeds are received by the Trustee in violation of this Agreement, such proceeds shall be segregated and held in trust for the benefit of the Secured Parties in the same form as received, and shall not be applied to the satisfaction of any Noteholder Claims unless and until the Discharge of the Lender Claims has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Lender Claims has occurred, except as expressly provided in the proviso in clause (a)(ii) of Section 3.1, the sole right of the Trustee and the Noteholders as secured parties with respect to the Common Collateral is to hold a perfected Lien on the Common Collateral pursuant to the Noteholder Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the Lender Claims has occurred.

     (c) [Intentionally Omitted]


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     (d) Subject to the proviso in clause (a)(ii) of Section 3.1, (i) the
Trustee, for itself and on behalf of the Noteholders, agrees that the Trustee and the Noteholders will not take any action that would hinder or cause to delay any exercise of remedies undertaken by the Administrative Agent or any other Secured Party under the Loan Documents as secured parties in respect of any Common Collateral, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and
(ii) the Trustee, for itself and on behalf of the Noteholders, hereby waives any and all rights it or the Noteholders may have as a junior lien creditor or otherwise (whether arising under the UCC or any other law) to object to the manner in which the Administrative Agent or the other Secured Parties seek to enforce the Liens granted in any of the Lender Collateral.

     (e) The Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Noteholder Collateral Documents or any other Noteholder Document shall be deemed to restrict in any way the rights and remedies of the Administrative Agent or the Secured Parties with respect to the Common Collateral as set forth in this Agreement and the Loan Documents.

     SECTION 3.2 Cooperation. Subject to the proviso in clause (a)(ii) of
Section 3.1, the Trustee, on behalf of itself and the Noteholders, agrees that, unless and until the Discharge of Lender Claims has occurred, it will not commence, or join with any Person (other than the Secured Parties upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any of the Noteholder Documents.

     SECTION 4. Application of Proceeds. As long as the Discharge of Lender Claims has not occurred, the cash proceeds of Common Collateral received in connection with the sale of, or collection on, such Common Collateral upon the exercise of remedies, shall be applied by the Administrative Agent to the Lender Claims in such order as specified in the Credit Agreement and any Future First-Lien Credit Facility until the Discharge of Lender Claims has occurred. Upon the Discharge of the Lender Claims, the Administrative Agent shall deliver to the Trustee (for application in such order as specified in the Indenture and the other applicable Noteholder Documents) any proceeds of Common Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

     SECTION 5. Other Agreements.

     SECTION 5.1 Releases.

     (a) At such time as:

          (i) the Discharge of the Lender Claims; or

          (ii) the Secured Parties have released the Lender Liens on all or any portion of the Common Collateral,

the Liens granted to the Trustee or the Noteholders on the Common Collateral (or, in the case of a release of the Lender Liens referred to in clause (a)(ii) on only a portion of the Common Collateral, the portion of the Common Collateral in respect of which the Lender Liens were


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released) shall be automatically, unconditionally and simultaneously released and the Trustee, for itself and on behalf of the Noteholders, promptly shall execute and deliver to the Administrative Agent and the Company such termination statements, releases and other documents as the Administrative Agent and the Company may request to effectively confirm such release; provided that, (A) in the case of clause (a)(i), in the event that an event of default under the Indenture or any other Noteholder Document has occurred and is continuing as of the date on which the Discharge of Lender Claims occurs, the Liens granted to the Trustee or the Noteholders on the Common Collateral will not be released, except to the extent that the Common Collateral, or any portion thereof, was disposed of in order to repay the Lender Claims, and thereafter, the Trustee (acting at the direction of the Noteholders) will have the right to exercise remedies with respect to the Common Collateral (but in such event, the Liens granted to the Trustee or the Noteholders on the Common Collateral shall be released when such event of default (and all other events of default under the Indenture or any other Noteholder Document) cease to exist), and (B) in the case of clause (a)(ii), if the Lender Claims (or any portion thereof) are thereafter secured by assets that would constitute Common Collateral, the Noteholder Claims shall then be secured by a second priority Lien on such Common Collateral, to the same extent provided pursuant to the Noteholder Collateral Documents.

     (b) The Trustee, for itself and on behalf of the Noteholders, hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Trustee or such Noteholder or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any financing statements, mortgage releases, intellectual property releases, endorsements or other instruments or transfer or release.

     SECTION 5.2 Insurance. Unless and until the Discharge of Lender Claims has occurred, the Administrative Agent and the other Secured Parties shall have the sole and exclusive right, subject to the rights of the Obligors under the Loan Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of Lender Claims has occurred (and whether or not the Revolving Loan Commitment Termination Date has occurred), all proceeds of any such policy and any such award if in respect to the Common Collateral shall be paid to the Administrative Agent for the benefit of the Secured Parties to the extent required under the Credit Agreement and any Future First-Lien Credit Facility and thereafter to the Trustee for the benefit of the Noteholders to the extent required under the applicable Noteholder Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct.

     SECTION 5.3 Amendments to Noteholder Collateral Documents.

     (a) Unless and until the Discharge of Lender Claims has occurred, without the prior written consent of the Administrative Agent and the Required Lenders, no Noteholder Document


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may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Noteholder Document, would be inconsistent with any of the terms of this Agreement or the Loan Documents. The Trustee agrees that each Noteholder Collateral Document to which the Trustee is a party shall include the following language:

          "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Trustee pursuant to this Agreement and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the Intercreditor Agreement, dated as of April 23, 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Intercreditor Agreement") among Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent, Law Debenture Trust Company of New York, as Trustee, Mueller Group, Inc., and the other Obligors party thereto, including any grantor of a security interest pursuant to this Agreement, named therein. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern."

     (b) In the event the Administrative Agent enters into any amendment, waiver or consent in respect of any of the Obligor Pledge Agreements for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Obligor Pledge Agreement or changing in any manner the rights of the Administrative Agent, the Secured Parties or the Obligors thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Noteholder Collateral Document without the consent of the Trustee or the Noteholders and without any action by the Trustee or any Obligor; provided that (A) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of the Noteholder Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1, (B) any such amendment, waiver or consent that materially and adversely affects the rights of the Trustee and the Noteholders (and not the holders of the Lender Liens in a like or similar manner) shall not apply to the Noteholder Collateral Documents without the consent of the Trustee (acting at the direction of the holders of a majority of the aggregate principal amount of the applicable Noteholder Claims) and (C) notice of such amendment, waiver or consent shall have been given to the Trustee; provided, further, that (x) nothing contained in this clause (b) shall impair the rights of the Administrative Agent and the holders of Lender Claims, or the obligations and agreements of the Trustee and Noteholders, under Sections 3 and 5.1 hereof and (y) the Obligor Pledge Agreements and Noteholder Security Documents may, without the consent of the Trustee or the Noteholders, be amended or modified pursuant to this Section 5.3(b) to secure additional extensions of credit and add additional secured creditors as long as such amendments or modifications do not violate the express provisions of the Indenture or any other Noteholder Document.

     SECTION 5.4 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Trustee and the Noteholders may exercise rights and remedies as an unsecured creditor against the Obligors in accordance with the terms of the Noteholder

Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Trustee or any Noteholders of the required payments of interest and principal on the Notes so long as such receipt is not the direct or indirect result of the exercise by the Trustee or any Noteholder of rights and remedies as a secured creditor or enforcement of any Lien held by any of them in contravention of this Agreement. In the event that the Trustee or any Noteholder becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Lender Liens and the Lender Claims) as the other Liens securing the Noteholder Claims (created pursuant to the Noteholder Collateral Documents) subject to this Agreement. Nothing in this Agreement modifies any rights or remedies the Secured Parties may have with respect to the Lender Collateral.

     SECTION 5.5 Bailee for Perfection.

     (a) Solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Noteholder Collateral Documents, and subject to the terms and conditions of this Section 5.5, the Administrative Agent agrees: (i) to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Trustee and any assignee, (ii) with respect to any securities accounts included in the Collateral, it has "control" within the meaning of Section 8-106(d)(3) of such securities accounts on behalf of the Trustee and any assignee and (iii) with respect to any deposit accounts included in the Collateral, it is acting as agent for the Trustee and any assignee.

     (b) The rights of the Trustee shall at all times be subject to the terms of this Agreement and to the Administrative Agent's rights under the Loan Documents.

     (c) The Administrative Agent shall have no obligation whatsoever to the Trustee or any Noteholder to assure that the Pledged Collateral is genuine or owned by any Obligor or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the Administrative Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee or agent for the Trustee for purposes of perfecting the Lien held by the Trustee.

     (d) The Administrative Agent shall not have by reason of the Noteholder Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the Trustee or any Noteholder.

     (e) Upon the Discharge of Lender Claims, the Administrative Agent shall deliver to the Trustee, at the sole cost and expense of the Company, the Pledged Collateral in its possession together with any necessary endorsements (or otherwise allow the Trustee to obtain control of such Pledged Collateral) to the extent required by the Noteholder Documents or as a court of competent jurisdiction may otherwise direct.

     SECTION 5.6 When Discharge of Lender Claims Deemed to Not Have Occurred. If at any time after the Discharge of Lender Claims has occurred the Company designates any Future First-Lien Credit Facility to be the "Credit Agreement" hereunder, then such Discharge of

Lender Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Lender Claims), and such Future First-Lien Credit Facility shall automatically be treated as the Credit Agreement for all purposes of this Agreement, including without limitation for purposes of the Lien priorities and rights in respect of Collateral set forth herein; provided, however, that no designation of any Future First-Lien Credit Facility shall apply retroactively and the Trustee and the Noteholders shall be entitled to retain any collateral proceeds or other payments or property received by them prior to the designation of such Future First-Lien Credit Facility. Upon receipt of notice of such designation (including the identity of the new Administrative Agent), the Trustee shall promptly deliver to the Administrative Agent the Pledged Collateral together with any necessary endorsements (or otherwise allow such Administrative Agent to obtain control of such Pledged Collateral). If the Obligations under a Future First-Lien Credit Facility are secured by assets of the Obligors of the type constituting Common Collateral that do not also secure the Noteholder Claims, then the Notes shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Noteholder Collateral Documents.

     SECTION 6. Insolvency or Liquidation Proceedings.

     SECTION 6.1 Sale Issues. If any Obligor shall be subject to any Insolvency or Liquidation Proceeding and the Administrative Agent shall desire to permit the use of cash collateral or to permit the Company to obtain financing under section 363 or section 364 of the Bankruptcy Code ("DIP Financing"), then the Trustee, on behalf of itself and the Noteholders, agrees that it will raise no objection to such use or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Lender Liens are junior in priority or pari passu with such DIP Financing, will maintain the priority of its Liens in the Common Collateral as junior in priority to such Lender Liens on the same basis as the other Liens securing the Noteholder Claims are second in priority to Lender Claims under this Agreement.

     SECTION 6.2 Relief from the Automatic Stay. While any amounts are outstanding under the Loan Documents or any commitment under any DIP Financing provided by any Secured Party is in effect, the Trustee, on behalf of itself and the Noteholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the Administrative Agent and the Required Lenders.

     SECTION 6.3 Adequate Protection. The Trustee, on behalf of itself and the Noteholders, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the Administrative Agent or the other Secured Parties for adequate protection or (b) any objection by the Administrative Agent or the other Secured Parties to any motion, relief, action or proceeding which objection is based on the Administrative Agent or the other Secured Parties claiming a lack of adequate protection. Notwithstanding the foregoing contained in this Section 6.3, in any Insolvency or Liquidation Proceeding, (i) if the Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of their cash collateral under section 363 or section 364 of the Bankruptcy Code, then the Trustee, on behalf of itself or any of the Noteholders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is junior in priority to the Lender Liens and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Noteholder Claims are junior in priority to the Lender Claims and Lenders Liens under this Agreement, and (ii) in the event the Trustee, on behalf of itself and the Noteholders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Trustee, on behalf of itself or any of the Noteholders, agrees that the Secured Parties shall also be granted a Lien on such additional collateral as security for the Lender Claims and any such DIP Financing and that any Lien on such additional collateral securing the Noteholder Claims shall be junior in priority to the Liens on such collateral securing the Lender Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Secured Parties as adequate protection on the same basis as the other Liens securing the Noteholder Claims are junior in priority to such Lender Claims under this Agreement.

     SECTION 6.4 No Waiver; Voting Rights. Nothing contained herein shall prohibit or in any way limit the Administrative Agent or any other Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Trustee or any of the Noteholders, including the seeking by the Trustee or any Noteholder of adequate protection or the asserting by the Trustee or any Noteholder of any of its rights and remedies under the Noteholder Documents or otherwise. In any Insolvency or Liquidation Proceeding, neither the Trustee nor any Noteholder shall vote any Noteholder Claim for any plan of reorganization of any Obligor unless (i) such plan provides for the payment in full in cash of all Lender Claims on the effective date of such plan of reorganization, (ii) such plan provides for treatment of the Lender Claims in a manner that would result in such Lender Claims having relative lien (or, if the obligations, property or assets to be distributed in respect of the Lender Claims under such plan are unsecured, other) priority over the Noteholder Claims to at least the same extent as if such obligations, property or assets were secured by Liens and subject to Section 6.6, whether or not such obligations, property or assets are, in fact, secured by any such Liens, and (iii) the plan otherwise provides treatment of the Lender Claims in a manner approved by the Administrative Agent and the Required Lenders.

     SECTION 6.5 Preference Issues. If any Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Obligor any amount as a preference (a "Recovery"), then the Lender Claims shall be reinstated to the extent of such Recovery and the Secured Parties shall be entitled to a Discharge of Lender Claims with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

     SECTION 6.6 Reorganization Securities. If, in any Liquidation or Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Lender Claims and on account of Noteholder Claims, then, to the extent the debt obligations distributed on account of the Lender Claims and on account of the Noteholder Claims are secured by Liens upon the same property, the provisions of this

Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

     SECTION 6.7 Expense Claims. Neither the Trustee nor any Noteholder will assert or enforce, at any time prior to the Discharge of Lender Claims, any claim under ss.506(c) of the Bankruptcy Code senior to or on a parity with the Lender Liens for costs or expenses of preserving or disposing of any Common Collateral.

     SECTION 6.8 Post-Petition Claims. (a) Neither the Trustee nor any Noteholder shall oppose or seek to challenge any claim by the Administrative Agent or any other Secured Party for allowance in any Insolvency or Liquidation Proceeding of Lender Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Lender Lien, without regard to the existence of the Lien of the Trustee on behalf of the Noteholders on the Common Collateral.

     (b) Neither the Administrative Agent nor any other Secured Party shall oppose or seek to challenge any claim by the Trustee or any Noteholder for allowance in any Insolvency or Liquidation Proceeding of Noteholder Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Trustee on behalf of the Noteholders on the Common Collateral (after taking into account the Lender Liens).

     SECTION 7. Reliance; Waivers; etc.

     SECTION 7.1 Reliance. The consent by the Secured Parties to the execution and delivery of the Noteholder Documents and the grant to the Trustee, on behalf of the Noteholders, of a Lien on the Common Collateral and all loans and other extensions of credit continued, made or deemed made on and after the date hereof by the Secured Parties to the Company shall be deemed to have been given and continued or made in reliance upon this Agreement. The Trustee, on behalf of itself and the Noteholders, acknowledges that it and the Noteholders have, independently and without reliance on the Administrative Agent or any other Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Indenture or any other applicable Noteholder Document, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decisions in taking or not taking any action under the Indenture, any such other Noteholder Document or this Agreement.

     SECTION 7.2 No Warranties or Liability. The Trustee, on behalf of itself and Noteholders, acknowledges and agrees that each of the Administrative Agent and the other Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Loan Documents. The Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit to the Company in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Trustee or any of the Noteholders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Administrative Agent nor any Secured Party shall have any duty to the Trustee or any of the Noteholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any the Company (including the Noteholder Documents), regardless of any knowledge thereof which they may have or be charged with.

     SECTION 7.3 No Waiver of Lien Priorities.

     (a) To the fullest extent permitted under applicable law, no right of the Secured Parties, the Administrative Agent or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Loan Documents or any of the Noteholder Documents, regardless of any knowledge thereof which the Administrative Agent or the other Secured Parties, or any of them, may have or be otherwise charged with;

     (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Obligors under the Loan Documents), the Secured Parties and any of them, may, to the fullest extent permitted under applicable law, at any time and from time to time, without the consent of, or notice to, the Trustee or any Noteholder, without incurring any liabilities to the Trustee or any Noteholder and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Trustee or any Noteholder is affected, impaired or extinguished thereby) do any one or more of the following:

          (i) make loans and advances to any Obligor or issue, guaranty or obtain letters of credit for the account of any Obligor or otherwise extend credit to any Obligor, in any amount (subject to the limits set forth in the Indenture or any other Noteholder Document) and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

          (ii) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase (subject to the limits set forth in the Indenture or any other Noteholder Document) or alter, the terms of any of the Lender Claims or any Lien on any Lender Collateral or guaranty thereof or any liability of the Obligors, or any liability incurred directly or indirectly in respect thereof (including any increase in (subject to the limits set forth in the Indenture or any other Noteholder Document) or extension of the Lender Claims, without any restriction as to the amount, tenor or terms of any such increase (subject to the limits set forth in the Indenture or any other Noteholder Document) or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Secured Parties, the Lender Claims or any of the Loan Documents;

          (iii) subject, in the case of Pledged Collateral, to Section 5.5, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Lender Collateral or any liability of any Obligor to the Secured Parties, or any liability incurred directly or indirectly in respect thereof;

          (iv) settle or compromise any Lender Claim or any other liability of any Obligor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Lender Claims) in any manner or order;

          (v) exercise or delay in or refrain from exercising any right or remedy against any Obligor or any security or any other Person, elect any remedy and otherwise deal freely with the Obligors and the Lender Collateral and any security or any liability of any Obligor to the Secured Parties or any liability incurred directly or indirectly in respect thereof;

          (vi) release or discharge any Lender Claims or any guaranty thereof or any agreement or obligation of any Obligor or any other person or entity with respect thereto;

          (vii) take or fail to take any Lender Lien or any other collateral security for any Lender Claims or take or fail to take any action which may be necessary or appropriate to ensure that any Lender Lien or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any Lender Claim or any other obligation secured thereby; or

          (viii) release, discharge or permit the lapse of any or all Lender Liens or any other Liens upon any property at any time securing any Lender Claims;

     (c) The Trustee, on behalf of itself and the Noteholders, also agrees, to the fullest extent permitted under applicable law, that no Secured Party shall have any liability to the Trustee or any Noteholder, and the Trustee, on behalf of itself and the Noteholders, to the fullest extent permitted under applicable law, hereby waives any claim against any Secured Party, arising out of any and all actions which such Secured Parties may take or permit or omit to take with respect to: (i) the Loan Documents, (ii) the collection of the Lender Claims or
(iii) the foreclosure upon, or sale, liquidation or other disposition of, the Lender Collateral. The Trustee, on behalf of itself and the Noteholders, agrees that neither the Administrative Agent (except as expressly set forth in Section 5.5) nor any other Secured Party shall have any duty to them, express or implied, fiduciary or otherwise, in respect of the maintenance or preservation of the Lender Collateral, the Lender Claims or otherwise; and

     (d) The Trustee, on behalf of itself and the Noteholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

     SECTION 7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Administrative Agent and the other Secured Parties and the Trustee and the Noteholders, respectively, hereunder shall remain in full force and effect irrespective of:

     (a) any lack of validity or enforceability of any Loan Documents or any Noteholder Documents or any setting aside or avoidance of any Lender Lien;

     (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Lender Claims or Noteholder Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Loan Document or of the terms of the Indenture or any other Noteholder Document;

     (c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Lender Claims or Noteholder Claims or any guarantee thereof;

     (d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Obligor; or

     (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the Lender Claims, or of the Trustee, any Noteholder, the Administrative Agent or any other Secured Party in respect of this Agreement.

     SECTION 8. Miscellaneous.

     SECTION 8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Loan Documents or the Noteholder Documents, the provisions of this Agreement shall govern.

     SECTION 8.2 Continuing Nature of this Agreement. This Agreement shall continue to be effective until the Discharge of Lender Claims shall have occurred. This is a continuing agreement of lien priority. The Trustee, on behalf of itself and the Noteholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.

     SECTION 8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed by the Trustee, the Administrative Agent and the Company and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

     SECTION 8.4 Information Concerning Financial Condition of the Company and its Subsidiaries. The Administrative Agent and the other Secured Parties, on the one hand, and the Trustee and the Noteholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the Noteholder Claims or the Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Noteholder Claims or the Lender Claims. Neither the Administrative Agent nor any other Secured Party shall have any duty to advise the Trustee or any Noteholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Administrative Agent or any other Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Trustee or any Noteholder, it or they shall be under no obligation (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.

     SECTION 8.5 Successor Trustee. Each successor Trustee under the Indenture or any other Noteholder Document shall execute and deliver a counterpart of and become a party to this Agreement, and no replacement or resignation of the Trustee shall be effective until its successor shall have executed and delivered a counterpart of this Agreement.

     SECTION 8.6 Application of Payments. All payments received by the Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Lender Claims as the Secured Parties, in their sole discretion, deem appropriate.

     SECTION 8.7 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO RELATING THERETO MAY BE BROUGHT AND MAINTAINED (TO THE EXTENT PERMITTED UNDER APPLICABLE
LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     SECTION 8.8 Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR NOTEHOLDER DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER

ORAL OR WRITTEN) OR ACTIONS OF SUCH PARTIES RELATING THERETO. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT OR NOTEHOLDER DOCUMENT.

     SECTION 8.9 Notice Obligations. The Company shall provide prompt written notice to the Trustee of (i) any Discharge of Lender Claims or (ii) any amendment to the definitions in the Credit Agreement that are incorporated by reference herein; provided that any filing by the Company with the United States Securities Exchange Commission related to any such amendment shall be deemed to be effective notice for purposes of this clause (ii).

     SECTION 8.10 Notices. All notices to the Noteholders and the Secured Parties permitted or required under this Agreement may be sent to the Trustee and the Administrative Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto (other than the Obligors, which shall be sent care of the Company at the address set forth, or provided for, in the Credit Agreement), or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

     SECTION 8.11 Further Assurances. The Trustee agrees that it shall take such further action and shall execute and deliver to the Administrative Agent and the other Secured Parties such additional documents and instruments (in recordable form, if requested) as the Administrative Agent or the other Secured Parties may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

     SECTION 8.12 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

     SECTION 8.13 Binding on Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Administrative Agent, the other Secured Parties, the Trustee, the Noteholders and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder. This Agreement shall be binding upon the Obligors and their successors and assigns; provided that no Obligor or any successor or assign thereof shall be entitled to enforce any provision of this Agreement (other than any provision hereof expressly preserving any right of any Obligor under any Loan Document or Noteholder Document).

     SECTION 8.14 Specific Performance. Each of the Administrative Agent and the Trustee may demand specific performance of this Agreement; provided that the Trustee may not demand specific performance from any Obligor unless and until the Discharge of the Lender Claims has occurred. The Trustee, on behalf of itself and the Noteholders hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Administrative Agent.

     SECTION 8.15 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

     SECTION 8.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 8.17 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

     SECTION 8.18 Effectiveness. This Agreement shall become effective when executed and delivered by the parties listed below. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to any Obligor shall include any Obligor as debtor and debtor-in-possession and any receiver or trustee for such Obligor (as the case may be) in any Insolvency or Liquidation Proceeding.

     SECTION 8.19 Additional Noteholder Claims and Trustees. Any Noteholder or Trustee in respect of any Noteholder Claims arising under any Permitted Senior Secured Debt Documents may become a party hereto and a Noteholder or Trustee hereunder by executing and delivering a counterpart hereof to the Company, the Administrative Agent and the Trustee. Subject to compliance with any applicable provision of any Loan Document or Noteholder Document, any holder of any Lender Claim, or any representative of any holder or holders of Lender Claims, arising under any Future First-Lien Credit Facility may become a party hereto and a Secured Party hereunder by executing and delivering a counterpart hereof to the Company, the Administrative Agent and the Trustee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                             Administrative Agent:
                             --------------------

                             CREDIT SUISSE FIRST BOSTON,
                             acting through its Cayman Islands Branch, as Administrative Agent


                             By: /s/ William O'Daly
                                -------------------------------------
                                Title:


                             By: /s/ Cassandra Droogan
                                -------------------------------------
                                Title: Associate

                             Address:

                             11 Madison Avenue
                             New York, NY 10010
                             Attention: William O'Daly
                             Facsimile: 212-743-2254
                             Phone:     212-325-1986

                             Trustee:
                             -------

                             LAW DEBENTURE TRUST COMPANY OF NEW YORK,
                              as Trustee


                             By: /s/ Daniel Fisher
                                -------------------------------------
                                Title: Senior Vice President

                             Address:

                             767 Third Avenue
                             31st Floor
                             New York, NY 10017
                             Attention: Patrick Healy
                             Facsimile: 212-750-1361
                             Phone:   212-750-6474

                             Obligors:
                             --------

                             MUELLER GROUP, INC.


                             By: /s/ Darrell Jean
                                -------------------------------------
                                Title: Chief Financial Officer and Secretary


                             ANVIL INTERNATIONAL, INC.


                             By: /s/ Darrell Jean
                                -------------------------------------
                                Title: Chief Financial Officer and Secretary


                             ANVILSTAR LLC


                             By: /s/ Darrell Jean
                                -------------------------------------
                                Title: Chief Financial Officer and Secretary


                             HERSEY METERS CO.


                             By: /s/ Darrell Jean
                                -------------------------------------
                                Title: Chief Financial Officer and Secretary


                             HENRY PRATT COMPANY


                             By: /s/ Darrell Jean
                                -------------------------------------
                                Title: Chief Financial Officer and Secretary

                             HENRY PRATT INTERNATIONAL LTD.


                             By: /s/ Darrell Jean
                                -------------------------------------
                                Title: Chief Financial Officer and Secretary


                             HYDRO GATE ACQUISITION CORP.


                             By: /s/ Darrell Jean
                                -------------------------------------
                                Title: Chief Financial Officer and Secretary


                             JAMES JONES COMPANY


                             By: /s/ Darrell Jean
                                -------------------------------------
                                Title: Chief Financial Officer and Secretary


                             J.B. SMITH MFG CO.


                             By: /s/ Darrell Jean
                                -------------------------------------
                                Title: Chief Financial Officer and Secretary


                             MILLIKEN ACQUISITION CORP.


                             By: /s/ Darrell Jean
                                -------------------------------------
                                Title: Chief Financial Officer and Secretary


                             MUELLER CO.


                             By: /s/ Darrell Jean
                                -------------------------------------
                                Title: Chief Financial Officer and Secretary

                             MUELLER INTERNATIONAL, INC.


                             By: /s/ George Bukuras
                                -------------------------------------
                                Title: Vice President and General Counsel


                             MUELLER INTERNATIONAL, L.L.C.


                             By: /s/ George Bukuras
                                -------------------------------------
                                Title: Vice President and General Counsel


                             MUELLER INTERNATIONAL FINANCE, INC.


                             By: /s/ George Bukuras
                                -------------------------------------
                                Title: Vice President and General Counsel


                             MUELLER INTERNATIONAL FINANCE, L.L.C.


                             By: /s/ George Bukuras
                                -------------------------------------
                                Title: Vice President and General Counsel


                             MUELLER SERVICE CO.


                             By: /s/ Darrell Jean
                                -------------------------------------
                                Title: Chief Financial Officer and Secretary